Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Second Quarter Revenue of $25.5 million

Sequential revenue growth of 18% and gross margin of 40%

AURORA, IL, October 28, 2015 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2016 second quarter ended September 30, 2015.
Consolidated revenue was $25.5 million, consisting of $10.8 million from the In-Building Wireless (IBW) segment and $14.7 million from the Communication Solutions Group (CSG) segment. Both IBW and CSG segment revenues were up sequentially, increasing 19% and 18%, respectively.
“We made good progress in the fiscal second quarter in executing our growth and operational turnaround strategy. We achieved solid top and bottom line improvements, including double-digit sequential revenue increases for our intelligent site management and tower-mounted amplifier product lines,” said Tom Gruenwald, Chairman and CEO of Westell Technologies. “Our non-GAAP operating expenses rose this quarter as we are making the necessary changes in our sales organization to increase customer engagement, and we also recently appointed a Chief Technology Officer to guide our product evolution strategy. These are important investments that position Westell to expand market opportunities and drive future revenue growth.”

On a GAAP basis, the Company recorded a net loss in the quarter ended September 30, 2015 of $2.5 million or $0.04 per share, compared to a net loss of $3.9 million or $0.06 per share in the quarter ended June 30, 2015. On a non-GAAP basis, the Company recorded a net loss in the quarter ended September 30, 2015 of $0.7 million or $0.01 per share, compared to a non-GAAP net loss of $2.0 million or $0.03 per share in the prior quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.

Cash and short-term investments were $36.4 million at September 30, 2015, compared to $36.9 million at June 30, 2015. The net cash use during the quarter was primarily the result of capital expenditures associated with our ClearLink DAS project, partly offset by positive operating cash flow due to a reduced net loss and lower inventory.
In-Building Wireless (IBW) Segment
IBW segment revenue was $10.8 million in the quarter ended September 30, 2015, up 19% from $9.1 million in the quarter ended June 30, 2015. The sequential increase was driven by higher revenues across all product categories - DAS conditioners, repeaters, and ancillary products - and included record quarterly sales of our active DAS conditioner, the Universal DAS Interface Tray (UDIT). Gross profit was $4.5 million and gross margin was 42.0%, compared to $4.0 million and 44.1% in the prior quarter. Gross profit increased due to the higher revenue while gross margin decreased slightly due to a less favorable mix. IBW R&D expenses were $2.8 million, compared to $3.2 million in the prior quarter. As a result, IBW segment profit was $1.8 million, compared to segment profit of $0.8 million in the quarter ended June 30, 2015.
Communication Solutions Group (CSG) Segment
CSG segment revenue was $14.7 million in the quarter ended September 30, 2015, up 18% from $12.5 million in the quarter ended June 30, 2015. The sequential increase was driven by higher revenues across all product categories - intelligent site management (ISM), tower mounted amplifiers, and outside plant solutions - including the highest quarterly revenue level for ISM since December 2013. Gross profit was $5.7 million and gross margin was 38.7% compared to $4.4 million and 35.4% in the prior quarter. Gross profit and gross margin increased due primarily to the higher revenue. CSG R&D expenses were $1.9 million in both the current and prior quarter. As a result, CSG segment profit was $3.8 million, compared to $2.5 million in the quarter ended June 30, 2015.

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, October 29, 2015 at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on October 29 by calling 888-206-4073 no later than 9:15 AM Eastern Time (8:15 AM Central Time) and providing the operator confirmation number 40912997.

This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.

About Westell Technologies
Westell Technologies, Inc. is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company's comprehensive set of products and solutions enable telecommunication service providers and other network operators to improve network performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2015, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014 (1)	2015	2014 (1)
Revenue	$25,514	$21,570	$23,646	$47,084	$51,471
Gross profit	10,231	8,429	8,065	18,660	17,749
Gross margin	40.1%	39.1%	34.1%	39.6%	34.5%
Operating expenses:
Research and development	4,625	5,086	4,300	9,711	8,775
Sales and marketing	4,026	3,196	2,924	7,222	6,345
General and administrative	2,580	2,969	3,280	5,549	6,334
Intangible amortization	1,432	1,399	1,710	2,831	3,295
Restructuring	—	17	(2)	17	55
Goodwill impairment (2)	—	—	11,450	—	11,450
Total operating expenses	12,663	12,667	23,662	25,330	36,254
Operating income (loss)	(2,432)	(4,238)	(15,597)	(6,670)	(18,505)
Other income (expense), net	(61)	38	(16)	(23)	45
Income (loss) before income taxes and discontinued operations	(2,493)	(4,200)	(15,613)	(6,693)	(18,460)
Income tax benefit (expense)	20	62	69	82	98
Net income (loss) from continuing operations	(2,473)	(4,138)	(15,544)	(6,611)	(18,362)
Income from discontinued operations (3)	—	272	—	272	—
Net income (loss)	$(2,473)	$(3,866)	$(15,544)	$(6,339)	$(18,362)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.04)	$(0.07)	$(0.26)	$(0.11)	$(0.31)
Basic net income (loss) from discontinued operations	—	—	—	—	—
Basic net income (loss) (4)	$(0.04)	$(0.06)	$(0.26)	$(0.10)	$(0.31)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.04)	$(0.07)	$(0.26)	$(0.11)	$(0.31)
Diluted net income (loss) from discontinued operations	—	—	—	—	—
Diluted net income (loss) (4)	$(0.04)	$(0.06)	$(0.26)	$(0.10)	$(0.31)
Weighted-average number of common shares outstanding:
Basic	60,783	60,703	59,924	60,743	59,819
Diluted	60,783	60,703	59,924	60,743	59,819

(1)	Reflects unaudited adjustment to correct previously unidentified error.

(2)	The Company recorded a non-cash charge during the second quarter of fiscal year 2015 to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox acquisition.

(3)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

(4)	Totals may not sum due to rounding.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30, 2015	March 31, 2015 (1)
Assets
Cash and cash equivalents	$32,878	$14,026
Short-term investments	3,476	23,906
Accounts receivable, net	17,130	11,845
Inventories	12,196	16,205
Prepaid expenses and other current assets	2,470	3,285
Deferred income taxes	1,030	1,043
Land held-for-sale	—	264
Total current assets	69,180	70,574
Property and equipment, net	4,468	3,603
Intangible assets, net	23,110	25,942
Other non-current assets	140	258
Total assets	$96,898	$100,377
Liabilities and Stockholders’ Equity
Accounts payable	$7,643	$4,011
Accrued expenses	6,203	5,576
Accrued restructuring	1,092	1,161
Contingent consideration payable	1,030	1,184
Deferred revenue	1,217	2,415
Total current liabilities	17,185	14,347
Deferred revenue non-current	1,104	751
Deferred income tax liability	1,133	1,089
Accrued restructuring non-current	1,099	1,642
Contingent consideration payable non-current	—	400
Other non-current liabilities	352	409
Total liabilities	20,873	18,638
Total stockholders’ equity	76,025	81,739
Total liabilities and stockholders’ equity	$96,898	$100,377

(1) Reflects unaudited adjustment to correct previously unidentified error.

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six months ended September 30,
	2015	2014 (1)
Cash flows from operating activities:
Net income (loss)	$(6,339)	$(18,362)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	3,495	3,755
Goodwill impairment	—	11,450
Stock-based compensation	710	1,114
Restructuring	17	55
Deferred taxes	57	(28)
Exchange rate loss	60	4
Changes in assets and liabilities:
Accounts receivable	(5,342)	3,890
Inventory	4,009	1,793
Accounts payable and accrued expenses	3,476	(3,229)
Deferred revenue	(845)	(642)
Other	933	(14)
Net cash provided by (used in) operating activities	231	(214)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	20,430	(4,786)
Acquisitions, net of cash acquired	—	(304)
Proceeds from sale of land	264	—
Purchases of property and equipment, net	(1,530)	(1,155)
Net cash provided by (used in) investing activities	19,164	(6,245)
Cash flows from financing activities:
Purchase of treasury stock	(85)	(688)
Proceeds from stock options exercised	—	155
Payment of contingent consideration	(455)	(879)
Net cash provided by (used in) financing activities	(540)	(1,412)
(Gain) loss of exchange rate changes on cash	(3)	(2)
Net increase (decrease) in cash and cash equivalents	18,852	(7,873)
Cash and cash equivalents, beginning of period	14,026	35,793
Cash and cash equivalents, end of period	$32,878	$27,920

(1) Reflects unaudited adjustment to correct previously unidentified error.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended September 30, 2015			Three Months Ended June 30, 2015
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$10,819	$14,695	$25,514	$9,070	$12,500	$21,570
Cost of revenue	6,272	9,011	15,283	5,069	8,072	13,141
Gross profit	4,547	5,684	10,231	4,001	4,428	8,429
Gross margin	42.0%	38.7%	40.1%	44.1%	35.4%	39.1%
Research and development	2,775	1,850	4,625	3,162	1,924	5,086
Segment profit (loss)	$1,772	$3,834	$5,606	$839	$2,504	$3,343

Year ago Quarter Comparison

	Three months ended September 30, 2015			Three Months Ended September 30, 2014
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$10,819	$14,695	$25,514	$11,121	$12,525	$23,646
Cost of revenue	6,272	9,011	15,283	6,753	8,828	15,581
Gross profit	4,547	5,684	10,231	4,368	3,697	8,065
Gross margin	42.0%	38.7%	40.1%	39.3%	29.5%	34.1%
Research and development	2,775	1,850	4,625	2,103	2,197	4,300
Segment profit (loss)	$1,772	$3,834	$5,606	$2,265	$1,500	$3,765

Year-to-Date Comparison

	Six months ended September 30, 2015			Six months ended September 30, 2014
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$19,889	$27,195	$47,084	$25,218	$26,253	$51,471
Cost of revenue	11,341	17,083	28,424	15,039	18,683	33,722
Gross profit	8,548	10,112	18,660	10,179	7,570	17,749
Gross margin	43.0%	37.2%	39.6%	40.4%	28.8%	34.5%
Research and development	5,937	3,774	9,711	4,298	4,477	8,775
Segment profit (loss)	$2,611	$6,338	$8,949	$5,881	$3,093	$8,974

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2015	2015	2014 (1)	2015	2014 (1)
GAAP net income (loss)	$(2,473)	$(3,866)	$(15,544)	$(6,339)	$(18,362)
Adjustments:
Inventory fair value step-up (2)	—	—	206	—	462
Deferred revenue adjustment (2)	73	73	112	146	258
Goodwill impairment (3)	—	—	11,450	—	11,450
Amortization of intangibles (4)	1,432	1,399	1,710	2,831	3,295
Restructuring, separation, and transition (5)	59	164	(2)	223	55
Stock-based compensation (6)	253	457	560	710	1,114
(Income) loss from discontinued operations (7)	—	(272)	—	(272)	—
Total adjustments	1,817	1,821	14,036	3,638	16,634
Non-GAAP net income (loss)	$(656)	$(2,045)	$(1,508)	$(2,701)	$(1,728)
GAAP net income (loss) per common share:
Basic	$(0.04)	$(0.06)	$(0.26)	$(0.10)	$(0.31)
Diluted	$(0.04)	$(0.06)	$(0.26)	$(0.10)	$(0.31)
Non-GAAP net income (loss) per common share:
Basic	$(0.01)	$(0.03)	$(0.03)	$(0.04)	$(0.03)
Diluted	$(0.01)	$(0.03)	$(0.03)	$(0.04)	$(0.03)
Average number of common shares outstanding:
Basic	60,783	60,703	59,924	60,743	59,819
Diluted	60,783	60,703	59,924	60,743	59,819

	Three Months Ended September 30, 2015			Three Months Ended June 30, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$25,514	$10,231	40.1%	$21,570	$8,429	39.1%
Deferred revenue adjustment (2)	73	73		73	73
Stock-based compensation (6)	—	14		—	(3)
Non-GAAP - Consolidated	$25,587	$10,318	40.3%	$21,643	$8,499	39.3%

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014 (1)	2015	2014 (1)
GAAP operating expenses	$12,663	$12,667	$23,662	$25,330	$36,254
Adjustments:
Goodwill impairment (3)	—	—	(11,450)	—	(11,450)
Amortization of intangibles (4)	(1,432)	(1,399)	(1,710)	(2,831)	(3,295)
Restructuring, separation, and transition (5)	(59)	(164)	2	(223)	(55)
Stock-based compensation (6)	(239)	(460)	(535)	(699)	(1,071)
Total adjustments	(1,730)	(2,023)	(13,693)	(3,753)	(15,871)
Non-GAAP operating expenses	$10,933	$10,644	$9,969	$21,577	$20,383
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)	Reflects unaudited adjustment to correct previously unidentified error.

(2)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(3)	The Company recorded a non-cash charge during the second quarter of fiscal 2015 to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox acquisition.

(4)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(5)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations. This adjustment also includes severance benefits related to the departure of certain former executives.

(6)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(7)	The release of contingent liabilities related to the sale of ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com